Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

Evergy Announces Agreement with Elliott Management

•	Utility & Power Industry Veterans Paul Keglevic and Kirk Andrews Join Board

•	New Strategic Review & Operations Committee of the Board Established

•	New Committee to Explore Strategic and Operational Alternatives to Enhance Shareholder Value

KANSAS CITY, Mo. - March 2, 2020 - Evergy, Inc. (NYSE: EVRG), a vertically integrated, regulated, investor-owned electric utility, today announced that it has entered into an agreement with affiliates of Elliott Management Corporation ("Elliott"), which currently own an economic interest equivalent to approximately 10 million shares of Evergy's common stock. As part of the agreement, two new independent directors will join the Evergy board of directors, effective March 3, 2020. In addition, the board is establishing a new Strategic Review & Operations Committee (the "Committee") with a mandate to explore ways to enhance shareholder value.

As part of the agreement, Paul Keglevic, former chief financial officer and chief executive officer of Energy Future Holdings, and Kirk Andrews, current executive vice president and chief financial officer of NRG Energy, are being appointed to the Evergy board as new independent directors, resulting initially in a board comprised of 17 directors. Four current directors will retire from the Evergy board at the end of their current term such that, at the time of the 2020 Annual Meeting of Shareholders in May, the size of the board will be reduced to 13 directors. Evergy will provide additional information regarding the 13 directors who will stand for election at the 2020 Annual Meeting of Shareholders in its proxy materials to be filed with the Securities and Exchange Commission (SEC) in the coming weeks.

Terry Bassham, Evergy president and chief executive officer, said, "Elliott recognizes our commitment to serving the best interests of all Evergy stakeholders. We welcome these new, highly qualified directors and the significant and valuable experience they bring to this effort. The comprehensive strategic and operating review we are undertaking will help ensure that Evergy is directing capital to the greatest opportunities and continuing to consider all opportunities to enhance shareholder value."

The Strategic Review & Operations Committee is tasked with conducting a comprehensive, independent review to identify and recommend ways to enhance shareholder value, including through a potential strategic combination or a modified long-term standalone operating plan and strategy, as further detailed in the Committee's charter.

Terry Bassham, Art Stall, Paul Keglevic and Kirk Andrews will serve as members of the Committee, and Art Stall and Paul Keglevic will serve as co-chairs. The charter for the new Committee will authorize it to retain its own independent consultants, advisors and counsel to facilitate its review. Additionally, Elliott has entered into an information-sharing agreement that will allow for an ongoing dialogue between Elliott and the Committee. The Committee plans to complete its review, make its formal recommendation to the Evergy board and publicly announce the review's outcome during the first half of 2020.

Jeff Rosenbaum, senior portfolio manager at Elliott, said, "We appreciate the constructive dialogue we have had with Evergy's board and leadership over the past several months. We believe Evergy is well positioned to significantly increase investment in critical electric infrastructure to benefit key

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stakeholders. We view this agreement, including the clear mandate of the Strategic Review & Operations Committee, as a great opportunity to ensure that Evergy is best positioned to drive shareholder value creation, whether that be through a strategic combination or an enhanced standalone plan with higher investment levels and stronger growth rates."

Evergy remains committed, as always, to serving the best interests of all its stakeholders and will continue to work closely with state regulators and other stakeholders.

Pursuant to the agreement, Elliott has agreed to customary standstill, voting, and other provisions. The full agreement between Evergy and Elliott will be filed on a Form 8-K with the SEC. The charter for the new Strategic Review & Operations Committee will be available on Evergy's website.

Morgan Stanley and Goldman Sachs & Co. LLC are acting as financial advisors and Cravath, Swaine & Moore LLP is acting as legal advisor to Evergy.

Paul Keglevic
Mr. Keglevic served as Chief Executive Officer of Energy Future Holdings, the majority owner of a regulated transmission and distribution business, from October 2016 to March 2018 and also served as Executive Vice President, Chief Financial Officer and Chief Risk Officer from July 2008- October 2018. Prior to that, Mr. Keglevic served as an audit partner at PricewaterhouseCoopers LLP (PwC) from 2002-2008, where he was the U.S. utility sector leader, and in various roles at Arthur Andersen LLP, including as lead of the utilities practice, before joining PwC.  Mr. Keglevic serves on the Board of Directors of Ascena Retail Group, Inc., Frontier Communications Corporation, Bonanza Creek Energy, Inc. and Stellus Capital Investment Corp.

Kirk Andrews
As Chief Financial Officer of NRG Energy, Inc. ("NRG"), a Fortune 500 integrated power company, Mr. Andrews leads all of NRG's corporate financial functions, including treasury, financial planning, accounting, risk management, tax, insurance, supply chain and investor relations. He also plays an instrumental role in formulating and executing NRG's capital allocation strategies and in financing the company's repowering initiatives. Mr. Andrews has also helped lead NRG’s transformation plan, announced in 2017 - targeting significant cost and operational enhancements across the company. Mr. Andrews joined NRG in 2011 after a successful 15-year career in investment banking. Mr. Andrews served as Managing Director and Head of Power Mergers and Acquisitions and subsequently headed the North American Power Investment Banking group at Citigroup Global Markets. Later, he served as Managing Director and co-head of Power and Utilities-Americas at Deutsche Bank. In his banking career, Mr. Andrews led numerous large and innovative strategic, debt, equity and commodities transactions, including multiple advisory roles for NRG.  Kirk also serves on the board of directors for RPM International (NYSE: RPM), a high-performance coating, sealants and specialty chemicals company, where he serves on the Audit Committee and co-chairs its Operating Improvement Committee.

About Evergy, Inc.
Evergy, Inc. (NYSE: EVRG) provides clean, safe and reliable energy to 1.6 million customers in Kansas and Missouri. The 2018 combination of Kansas City Power and Light Company and Westar Energy to form Evergy created a leading energy company that provides value to shareholders and a stronger company for customers.

Evergy's mission is to empower a better future. Today, half the power supplied to homes and businesses by Evergy comes from emission-free sources, creating more reliable energy with less impact to the environment. We will continue to innovate and adopt new technologies that give our customers better ways to manage their energy use. For more information about Evergy, Inc., visit us at www.evergy.com.

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About Elliott
Elliott Management Corporation is a multi-strategy fund manager with approximately $40 billion in assets under management. Its flagship fund, Elliott Associates, L.P., was founded in 1977, making it one of the oldest funds of its kind under continuous management. The Elliott funds' investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm.

CAUTIONARY STATEMENTS REGARDING CERTAIN FORWARD-LOOKING INFORMATION
Statements made in this press release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to our strategic plan, including, without limitation, earnings per share and dividend growth targets, operating and maintenance expense savings goals and future capital allocation plans; the outcome of regulatory and legal proceedings; and other matters relating to expected financial performance or affecting future operations. Forward-looking statements are often accompanied by forward-looking words such as "anticipates," "believes," "expects," "estimates," "forecasts," "should," "seeks," "intends," "proposed," "projects," "planned," "outlook," "remain confident," "goal," "will" or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Evergy, Inc., Evergy Kansas Central, Inc. and Evergy Metro, Inc. (collectively, the Evergy Companies) are providing a number of risks, uncertainties and other factors that could cause actual results to differ from the forward-looking information. These risks, uncertainties and other factors include, but are not limited to: economic and weather conditions and any impact on sales, prices and costs; changes in business strategy or operations; the impact of federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding, among other things, customer rates and the prudency of operational decisions such as capital expenditures and asset retirements; changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality and waste management and disposal; the impact of climate change, including increased frequency and severity of significant weather events and reduced demand for coal-based energy; prices and availability of electricity in wholesale markets; market perception of the energy industry and the Evergy Companies; changes in the energy trading markets in which the Evergy Companies participate, including retroactive repricing of transactions by regional transmission organizations and independent system operators; financial market conditions and performance, including changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; the transition to a replacement for the London Interbank Offered Rate benchmark interest rate; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including cyber terrorism; ability to carry out marketing and sales plans; cost, availability, quality and timely provision of equipment, supplies, labor and fuel; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays and cost increases of generation, transmission, distribution or other projects; the Evergy Companies' ability to manage their transmission and distribution development plans and transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks; workforce risks, including those related to increased costs of, or changes in, retirement, health care and other benefits; the possibility that the expected value creation from the merger of Great Plains Energy Incorporated (Great Plains Energy) and Evergy Kansas Central that resulted in the creation of Evergy will not be realized, or will not be realized within the expected time period; difficulties related to the integration, including the diversion of management time; difficulties in maintaining relationships with customers, employees, regulators or suppliers; disruption related to the rebranding of the Evergy Companies, including the impact of the rebranding on receipt of customer payments; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. Part I, Item 1A, Risk Factors included in the Evergy Companies' 2019 Form 10-K should be carefully read for further understanding of potential risks for the Evergy Companies. Reports filed by the Evergy Companies with the Securities and Exchange Commission should also be read for more information regarding risk factors. Each forward-looking statement speaks only as of the date of the particular statement. The Evergy Companies undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact: Gina Penzig Manager, External Communications Phone: 785-575-8089 Gina.Penzig@evergy.com Media line: 888-613-0003	Investor Contact: Cody VandeVelde Director, Investor Relations Phone: 785-575-8227 Cody.VandeVelde@evergy.com

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